UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 25, 2009

Global Energy Holdings Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32918 (Commission File Number)	84-1169517 (I.R.S. Employer Identification No.)

3348 Peachtree Road, NE Suite 250, Tower Place 200 Atlanta, Georgia (Address of principal executive offices)	30326 (Zip Code)

Registrant’s telephone number, including area code:	(404) 814-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                                Change in Registrant’s Certifying Accountant

On September 25, 2009, Global Energy Holdings Group, Inc.’s (the “Registrant”) independent registered public accountant, Imowitz Koenig & Co., LLP (“Imowitz”), informed the Registrant that it does not plan to perform public company audits for the year ended December 31, 2009, and therefore, Imowitz is declining to stand for re-appointment as the independent auditor of the Registrant for the fiscal year ending December 31, 2009.

Imowitz’s report on the financial statements of the Registrant for the fiscal years ended December 31, 2007 and December 31, 2008 do not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, scope of audit, or accounting principles, except that Imowitz included in its report on the financial statements for the fiscal year ended December 31, 2008 a going concern qualification.

During the Registrant’s two most recent fiscal years and the subsequent interim period preceding Imowitz’s declination to stand for re-appointment as the Registrant’s independent registered public accountant, there have been no disagreements between the Registrant and Imowitz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, that if not resolved to Imowitz’s satisfaction, would have caused Imowitz to make reference to the subject matter of the disagreement in connection with its report.

Imowitz’s decision to not stand for re-appointment as the independent registered public accountant of the Registrant was acknowledged by the Registrant’s Audit Committee, and the Audit Committee has engaged Frazier & Deeter, LLC to serve as its independent registered public accountant, effective September 25, 2009.

ITEM 9.01                                Financial Statements and Exhibits

16.1	Letter from Imowitz Koenig & Co., LLP, to the Securities and Exchange Commission, concerning change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY HOLDINGS GROUP, INC.

Date:September 29, 2009	By:	/s/ Steven Paulik
Steven Paulik
Interim Chief Financial Officer